SUBLEASE AND CONSENT TO SUBLEASE

1. Parties.  This sublease ("Sublease") is dated the 23rd day of August, 1999,
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between Techdyne Incorporated, having a place of business at 2230 West 77th
Street, Hialeah, Florida 33016 (hereinafter referred to as "Sublessor"), and United Consulting Group, Inc., having a place of business at 10849 Kinghurst, Suite 135, Houston, Texas 77099, (hereinafter referred to as "Sublessee").

2. Master Lease.  Sublessor is the leasee under a written lease dated April 29,
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1997, made between EGP Houston Partners, Ltd., as Lessor, and Techdyne
Incorporated as Lessee, (hereinafter referred to as the "Prime Lease") an exact copy of which is attached hereto and by this reference made a part hereof to the same extent as if each and every of the terms and conditions thereof applicable hereto were set out in full in this Sublease.

3. Premises.  Techdyne Incorporated leased certain premises known as
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approximately 15,000 square feet of the Northmost Point Distribution Center,
7110 Brittmore, Suite 300, Houston, Texas 77041 (hereinafter referred to as the "Premises"). In accordance with the Sublessee's desires and on the stipulations contained in this Sublease, Techdyne Incorporated is willing to sublease the Premises unto Sublessee. For and in consideration of the rents, covenants, and agreements hereinafter contained on the part of Sublessee to be paid, kept, and performed, Techdyne Incorporated does hereby sublet and demise unto Sublessee and Sublessee hires and takes from Techdyne Incorporated, the Premises.

4. Term.  The term of this Sublease, and Sublessee's obligations to pay rent
   ----
to Techdyne Incorporated for Sublessee's use and occupancy of the Premises shall commence on the 1st day of September, 1999, and shall end on August 31, 2002 unless sooner-terminated in accordance with the terms of this Sublease (hereinafter referred to as the "Term").

5. Rent.  Sublessee shall pay to Sublessor as rent, without deduction, setoff,
   ----
notice or demand at 2230 West 77th Street, Hialeah, Florida 33016 or at such other place as Sublessor shall designate in advance on the first (1st) day of each month the following amounts:

         Months 1-12 of this Sublease       $6,000.00 per month;
         Months 13-24 of this Sublease      $6,100.00 per month; and
         Months 25-36 of this Sublease      $6,300.00 per month

Payments for a partial month that may occur at the commencement or termination of the Term shall be prorated on the basis of the number of days in that month during which the terms of this Sublease is in effect versus the number of days in that entire month.

6. CAM and Operating Expenses.  Sublessee is not liable for any charges for
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common area maintenance or increases in operating costs as set forth in
Article 2.0, Sections 2.02, 2.03, 2.04 and 2.05 of the Prime Lease.

7. Use of Premise.  Sublessee shall use the Premises for the purpose of
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carrying on its business of computer sales and service and provision of information technology services.

8. As Is Condition.  Sublease agrees and hereby accepts the Premises in an
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"as is," "where-situated" condition, and at all times during the term of this Sublease, at its expense, Sublessee shall keep and maintain the Premises in as good a condition and state of repair as existed on the commencement date of the Sublease term, ordinary wear and tear alone excepted.

9. Security Deposit.  On execution of this Sublease Sublessee shall deposit
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with Sublessor a security deposit in the amount of $6,300.00, ("Security
Deposit"). In the event of any default or damage to the Premises by Sublessee, Sublessor may apply or retain all or any part of the Security Deposit to cure the default or damage or to reimburse Sublessor for any sum that Sublessor may spend by reason of Sublessee's default or damage. In the case of every such application or retention, Sublessee shall, on demand, pay to Sublessor the sum so applied or retained, which shall be added to the Security Deposit so that the Deposit shall be restored to its original amount. If, at the end of the Term, Sublessee shall not be in default under this Sublease, the Security Deposit or any balance remaining shall be returned to Sublessee without interest.

10. Default.  If Sublessee fails or refuses to perform or comply with any
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obligation of Sublessee under this agreement, including without limitation the payment of rent, Sublessor may, at Sublessor's option, in addition to all other rights and remedies given in this agreement or by law or equity, enforce performance of this sublease in any manner provided by law.

     Without limitation of the foregoing, if Sublessee should fail to make any payment of any monthly rental or any other sum required to be paid by Sublessee under this sublease, Sublessor may, at Sublessor's election, have either of the following remedies:

          a. Sublessor may declare this Sublease canceled and terminated by notice in writing to Sublessee and Sublessor shall have the right to reenter and take possession of the Premises with or without process of law and remove all persons and property from the Premises without being deemed guilty in any manner of trespassing and without prejudice to any other remedy of Sublessor for such a default. It is agreed that notwithstanding such a termination of the Sublease by the Sublessor, Sublessee shall remain liable for all damages sustained by Sublessor; or

          b. Sublessor may terminate Sublessee's right to possession of the Premises without terminating the Sublease and Sublessor shall have the right without further demand or notice to reenter and take possession of the Premises with or without due process of law and remove all persons and property from the Premises without being deemed guilty in any manner of trespass and Sublessee shall remain liable for rent in amount equal to the rent reserved less the net amount, if any, received by-, Sublessor from a reletting of the Premises. Failure of Sublessor to declare any default immediately upon its occurrence, or delay in taking any action in connection with such a default, shall not waive the default, but Sublessor shall have the right to declare any such default at any time and take such. action as might be lawful or authorized under this agreement, either in law or in equity. If Sublessor shall institute suit for collection of any sums owing by Sublessee, the Sublessor shall be entitled to recover all reasonable attorney's fees incurred by Sublessor with respect to the suit.

11. Assigment and Sublease.  Sublessee's rights and interests under this
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Sublease may not be encumbered, assigned. or transferred, in whole or in part, either by act of Sublessee or by operation of law or otherwise, nor may any sublease be granted by Sublessee without Sublessor's prior written consent. Any purported encumbrance, assignment, transfer, sublease, or other arrangement without Sublessor's prior written consent shall not be binding on Sublessor and shall constitute a default of Sublessee

12. Notice.  All notices which are required or permitted to be given pursuant
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to this Sublease shall be in writing and shall be by Certified United States
Main, Postage Prepaid, to the respective parties at the addresses set forth below, or at such other addresses as the parties may from time to time advise by notice in writing. The date of receipt of any such notice, demand, required or submission shall be presumed (which presumption is rebuttable) on the fifth business day following the day of such mailing.

     NOIICES IN THE CASE OF SUBLESSOR:
     ---------------------------------

          Techdyne Incorporated
          2230 West 77th Street
          Hialeah, Florida 33016

     NOTICES IN THE CASE OF SUBLESSEE:
     ---------------------------------

          United Consulting Group, Inc.
          10849 Kinghurst, Suite 135
          Houston, Texas 77099

13. Consent by Lessor.  This Sublease shall be deemed to have been made in
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and shall be construed in accordance with the laws of the State of Texas, and shall not become binding on either party until consented to by Lessor within ten (10) days after execution hereof.

14. Excluded Provisions of the Prime Lease.  The following Articles and
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Sections of the Prime Lease are not applicable to this Sublease and the obligations imposed by these sections of the Prime Lease shall not be obligations of Sublessee. Article 1 Section 1.04 to the extent it requires payment of CAM, Article 2.0, Sections 2.02, 2.03, 2.04 and 2.05. With the exception of the above and foregoing, to the extent not otherwise incon-sistent with the agreements and understandings expressed in this Sublease or applicable only to the original parties to the Prime Lease, the terms, provisions, covenants, and conditions of the Prime Lease are hereby incorporated herein by reference and Sublesee assumes and agrees to perform the Sublessor's obligations under the Prime Lease during the Term to the extent such obligations are applicable to the Premises, except the obligation to pay Rent and Additional Rent which shall be governed by Section 5 of this Sublease.

15. Early Termination.  If the Prime Lease shall expire or terminate, (i) a
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termination of this Sublease will be simultaneously effected, (ii) the rental paid or to be paid under this Sublease shall abate proportionately, and (iii) any rentals paid to Sublessor for a period beyond such termination shall be repaid to Sublessee. If the Prime Lease gives the Sublessor any right to terminate, the exercise of such right shall not constitute a default or breech of this Sublease.

16. Commissions.  Any fees or real estate commissions incurred by the
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execution and/or consummation of this Sublease shall be the sole responsi-
bility of the party contracting therefor, and such party agrees to indemnify and hold harmless the other party from and against all claims, demands, liabilities, damages, costs, expenses and losses arising by virtue of any and all claims for such commissions.

17. Techdyne's Property.  From August 15, 1999 through and including September
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1, 1999, Techdyne, Inc., will be storing personal property on the Premises sublet to Sublessee. Techdyne, releases United Computer Group, Inc., from any and all claims, including but not limited to negligence, that arise as a result of the loss of or damage to the personal property referenced in this section 17. Techdyne, Inc., further waives any claims, including but not limited to negligence, it may have against United Computer Group, Inc. for any loss of or damage to the personal property stored by Techdyne, Inc., on the Premises.

SUBLESSOR:                             SUBLESSEE:
TECHDYNE INC.                          UNITED CONSULTING GROUP, INC.

    /s/ Barry Pardon                      Kevan Casey

BY:--------------------------------    BY:--------------------------------
    Barry Pardon, President               Kevan Casey, President


                        LANDLORD'S CONSENT TO SUBLEASE

The undersigned Lessor of the Prime-Lease hereby consents to the foregoing Sublease without waiver or restriction in the Prime Lease concerning further assignment or subletting.

EGP HOUSTON PARTNERS, LTD.

   /s/ Stewart R. Speed

BY:---------------------------------
   Stewart R. Speed, Sr. V.P.

                     ADDENDUM TO SUBLEASE BETWEEN TECHDYNE, INC. AND
                              UNITED CONSULTING GROUP, INC.
                                 DATED AUGUST 23, 1999


                 Section 18 - Modification as to Section 5.03 and 5.06
                 -----------------------------------------------------

     Sublessor and Sublessee agree relating solely to the air conditioning system that:

     (a) Section 5.03 of the Prime Lease is hereby modified and amended so that the cost of up to $1,400 as represented by Sublessee to bring the air conditioning system into a state of good operating and workable condition ("Operating Condition") shall be paid for by Sublessor upon presentation of the invoice for the work to be done and final satisfactory completion of such work, with any excess of such repair and maintenance to be the sole responsibility of Sublessee; and

     (b) Section 5.06 of the Prime Lease is hereby modified so that any maintenance of the air conditioning system based upon a malfunction, but not regular maintenance, and only with respect to non-covered items under the Sublessee's maintenance contract as required by Section 5.06, shall be at the expense of the Sublessee up to the first $500 of expense per malfunction occurrence, with the remainder of any such expense per occurrence to be the responsibility of the Sublessor.

     Notwithstanding anything to the contrary in this Section 18, any work to be performed under subparagraph (a) or (b) shall be subject to Sublessor's receiving prior written notification from Sublessee of the nature of the work and/or malfunction, that the same is not covered under the maintenance contract, and the extent of the work to be done, with a written estimate or invoice detailing the required work and Sublessor's written approval, which shall not be unreasonably withheld, and Sublessor's right to obtain a second independent evaluation and estimate for such work as to its necessity and/or extent and the costs in order to maintain the air conditioning system in Operating Condition.

     Otherwise than not inconsistent with the terms of this Section 18, the terms and conditions of Sections 5.03 and 5.06 of the Prime Lease shall remain in full force and effect.

SUBLESSOR                              SUBLESSEE

TECHDYNE, INC.                         UNITED CONSULTING GROUP, INC.

   /S/ Barry Pardon                       /s/ Kevan Casey

By:--------------------------------    By:--------------------------------
   BARRY PARDON, President                KEVIN KASEY, President